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                           RONSON CORPORATION DECLARES
                        5% STOCK DIVIDEND ON COMMON STOCK


Somerset, N.J., February 1, 2008 - Ronson Corporation (NASDAQ Capital Market
RONC). Ronson Corporation (the "Company") today reported:

DECLARATION OF 5% COMMON STOCK DIVIDEND - The Company's Board of Directors on February 1, 2008 declared a 5% stock dividend on the Company's outstanding Common Stock. The 5% stock dividend is payable on April 15, 2008 to stockholders of record March 28, 2008. The 5% stock dividend will increase the outstanding common shares of the Company by about 241,000 to about 5,084,000 shares.

Ronson Corporation's operations include its wholly-owned subsidiaries:
1) Ronson Consumer Products Corporation in Woodbridge, NJ, and Ronson Corporation of Canada Ltd, manufacturers and marketers of Ronson consumer products; and 2) Ronson Aviation, Inc., a fixed base operator at Trenton-Mercer airport, Trenton, NJ, providing fueling, sales/services of aircraft, avionics and hangar/office leasing.







COMPANY CONTACT:
DARYL K. HOLCOMB
(732) 469-8300